Exhibit 99.1

Good Afternoon and Welcome to Liquidity Services, Inc.’s Earnings Release Conference Call for the fiscal first quarter 2010 and the three months ending December 31, 2009.  During this call we will refer to Liquidity Services, Inc. as LSI.  Presenting today are Bill Angrick, our Chairman and Chief Executive Officer, and Jim Rallo, our Treasurer and Chief Financial Officer.

This conference call is also being broadcast through the Internet and is available through the Investor Relations section of the Liquidity Services, Inc. Website.

Before we begin, I’d like to remind you that matters discussed on this call contain forward-looking statements that involve risks and uncertainties concerning LSI’s expected financial performance as well as LSI’s strategic and operational plans. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include a variety of factors, some of which are beyond our control. These forward-looking statements speak as of today, and you should not rely on them as representing our views in the future, and we undertake no obligation to update these statements after this call.

Please refer to our SEC filings as well as our current earnings release posted a few minutes ago on our website, for a more detailed description of the risk factors that may affect our results. Copies of these documents may be obtained from the SEC or by visiting the investor relations section of our website.

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures.  These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS.  We believe these non-GAAP measures provide useful information to both management and investors.  These measures, however, should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of all non-GAAP measures included in this conference call, to the nearest GAAP measure, can be found in the financial tables included in the press release.

We also use certain supplemental operating data as a measure of certain components of operating performance, which we also believe is useful for management and investors.  This supplemental operating data includes GMV and should not be considered a substitute for, or superior to, GAAP results.

At this time, I’d like to turn the presentation over to our CEO, Bill Angrick.

Bill Angrick, CEO

Good afternoon and welcome to our Q1 earnings call.

I’ll begin this session by reviewing our Q1 financial performance and then provide an update on our major initiatives for the new fiscal year. Finally, I will turn it over to Jim for more details on the quarter and on our outlook for the year.

Q1 was a very productive quarter for LSI as we exceeded our guidance range while continuing to make important investments for the future. Q1-10 GMV was up 14% YOY to $93.6 million, driven by strong performance in our commercial, GovDeals and scrap businesses.  Adjusted EBITDA of $8.4 million was up 303% YOY and Adjusted EPS, which excludes non-cash compensation expenses, was $0.14 up 360% YOY.

In summary, LSI has weathered the financial downturn of 2009 and begins the new fiscal year as a stronger company ready to transform the surplus goods marketplace worldwide.

During Q1 the effectiveness of our business model was evident as we continued to add new sellers and buyers in strong numbers. Our improved merchandising, operations and service levels translated into higher recovery rates for our clients and greater satisfaction for the thousands of small businesses, entrepreneurs and end consumers who purchased products in our online marketplaces. This in turn drove higher margins for LSI. We expect this virtuous cycle to strengthen as we expand the size and scale of our marketplace for surplus goods moving forward.

In November, we celebrated ten years of excellence at LSI in our mission to provide commercial and government clients and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets.

We believe the new decade holds even greater promise for LSI. By continuing to provide corporate and government clients the most innovative and efficient e-commerce model for surplus assets we are gaining market share, building a stronger business and having a positive impact on our client’s environmental sustainability initiatives. Our growth strategy for FY10 is straight forward.

First, we will expand our base of seller clients. Business and government clients have unique needs regarding the management and sale of their surplus, returned and end-of-life assets that can not be met solely from hands off, do-it-yourself solutions. Increasingly commercial and government organizations are turning to LSI to remove the friction from the reverse logistics process and to deliver higher financial returns. LSI uniquely integrates all required services to make the sale process seamless and secure for our clients, such as transportation management, warehousing, brand protection, inventory verification, export compliance and financial settlement services.  Managing the reverse supply chain is a knowledge business and LSI is increasingly viewed as the most reliable and trusted partner for serving the needs of large corporations, middle market businesses and government organizations of all sizes. During FY2010 we will leverage our successful track record and domain expertise from completing over $1.5 billion in surplus asset sales to expand our base of sellers within the Fortune 1000 commercial and government markets.  At a time when corporations and government agencies across the U.S. and internationally are in need of solutions that drive efficiencies and greater value, LSI provides the global reach and transparency through our award winning marketplaces, www.liquidation.com, www.govliquidation.com , www.govdeals.com and liquibiz.com, to deliver the highest financial return for clients’ surplus and end-of life assets.  Given our core competencies, we expect to see continued growth not only in consumer finished goods categories, but also capital assets, including heavy equipment, rolling stock and scrap metal.

Second, we will expand the reach and scale of our buyer base to optimize our client’s financial recovery. By leveraging our industry knowledge, we are able to deliver the highest financial returns to our clients, net of costs. Our market intelligence gained from completing nearly 2 million surplus transactions ensures that each asset is placed in the appropriate sales channel, including B2B, end consumer or export only channels, with the appropriate asset information and quantities to optimize results for the client. Moreover, we see tremendous upside to continuing to study and segment the needs of our nearly 1.3 million registered buyers which include exporters, traditional retailers, online resellers, end users and consumers. These insights have allowed us to develop and deliver enhanced features through our online marketplaces. For example, we recently conducted a beta launch of a new version of our liquidation.com marketplace that is responsive to the needs of our buying customers and they way they interact with our marketplace and manage their own business. Early results are very encouraging regarding increased site conversion and buyer satisfaction. During FY10 we intend to extend the most promising site enhancements from this new launch to all of our marketplaces. We also expect to realize greater synergies with our buyer base by further integrating our UK and US commercial marketplaces and our government marketplaces. Together, these actions will further improve the buyer experience and boost recovery rates for our sellers.

Finally, during FY2010 LSI will continue to enhance operations and service levels to improve the customer experience. Clearly, we are seeing the benefits of our relentless focus in this area within our commercial business. During Q1, our operational throughput and inventory velocity improved 35% YOY. The improved quality of our website experience and fulfillment process resulted in a 39% YOY decrease in the number of customer disputes and a 28% YOY increase in buyer retention.  These gains are more impressive considering that we grew the number of completed commercial transactions by 43% YOY during Q1. Our 2010 plan calls for additional investments in our customer care operations and back office infrastructure to support future growth and higher transaction volume. In summary, our continuous improvement culture is allowing us to scale more effectively and drive operating leverage in our business.

In closing, we have a strong, diversified overall business that we expect will generate top line growth, positive cash flows and excellent returns on invested capital in FY10.

We have leading e-commerce marketplaces addressing multiple, large market opportunities in the surplus goods marketplace. We have expanded our leading roster of clients, which now includes seven of the top ten US retailers, thousands of middle market businesses and over 2,800 government agencies, to create the most trusted solution in the reverse supply chain. Finally, we have the financial strength and operating discipline to invest in future growth to create long term value for our customers and stockholders.

Our entire team of associates, now over 700 strong, looks forward to working together this year to expand our business, while maintaining the highest standards of integrity, service and quality. Now let me turn it over to Jim for a more detailed review of our financial results and outlook.

Conference Call Script

LQDT Q1 2010

Thanks Bill

As we indicated on our last call, we expected to resume growth in fiscal year 2010, and our quarterly results reflect the focus we placed on enhancing efficiencies in the second half of fiscal year 2009, as well as the strength and reputation we have in the marketplace with both buyers and sellers.  We launched several programs with large clients in the last quarter of fiscal 2009 and the beginning of this quarter, which further enhanced our portfolio of over 475 commercial sellers to include seven of the top 10 U.S. retailers, two of the top three U.S. online retailers, two of the top three U.S. warehouse clubs, two of the top three European retailers, and 2,800 government agencies at the federal, state and local level.  The 33% growth in our state and local government client base combined with the growth of our commercial client base has enhanced the product mix in our marketplaces, which has resulted in increased activity and retention within our buyer base.  This cycle reinforces the power of the network effect generated by our business model.

We were pleased this quarter with the progress made in our U.K. business.  Our business development efforts and focus on efficiencies including both system and process enhancements, as well as improved product flow from our top U.K. retail clients, supports our previously disclosed plan to be profitable, again in the U.K., by the end of the fiscal year.

Investments in systems and value added services for our sellers and buyers continue drive improved financial results.  For example, we have added financial settlement services on to our GovDeals.com marketplace over the last year.  The addition of this benefit, and its high acceptance rate among buyers and sellers, has allowed us to increase our average fees as a percent of gross merchandise volume, or GMV, by 16% from 7.6% for the three months ended December 31, 2008 to 8.8% for the months ended December 31, 2009.

The amount of GMV, increased $11.5 million, or 14.0%, to $93.6 million for the three months ended December 31, 2009 from $82.1 million for the three months ended December 31, 2008, primarily due to (1) 20.3% growth in our U.S. commercial business, as a result of several new programs for large retailers; (2) 33.7% growth in our scrap businesses, which utilizes the profit sharing model, as a result of increasing commodity prices and a higher mix of high value metals; and (3) 20.7% growth in our GovDeals, or state and local government business, as we continue to increase our seller base.

Revenue increased $9.7 million, or 17.4%, to $65.3 million for the three months ended December 31, 2009 from $55.6 million for the three months ended December 31, 2008, primarily due to the items driving GMV growth.

GMV and revenue continue to diversify, and as a result, the percentage of GMV and revenue derived from our DoD Contracts during the three months ended December 31, 2009 decreased to 36.6% and 52.4%, respectively, compared to 38.1% and 56.2%, respectively, for the three months ended December 31, 2008.

Cost of goods sold (excluding amortization) increased $8.4 million, or 45.0%, to $27.0 million for the three months ended December 31,

2009 from $18.6 million for the three months ended December 31, 2008. As a percentage of revenue, cost of goods sold (excluding amortization) increased to 41.3% from 33.4%. These increases are primarily due to (1) expenses of $6.1 million associated with the new Surplus Contract, which had its first full quarter of operations in the third quarter of fiscal year 2009 and utilizes the purchase model; and (2) increased costs of goods sold associated with our U.S. commercial business as a result of the growth discussed above.

Profit-sharing distributions decreased $5.3 million, or 37.3%, to $9.0 million for the three months ended December 31, 2009 from $14.3 million for the three months ended December 31, 2008. As a percentage of revenue, profit-sharing distributions decreased to 13.8% from 25.8%. These decreases are primarily due to the new Surplus Contract, which has no provision for distributions.

Technology and operations expenses increased $0.2 million, or 1.3%, to $12.1 million for the three months ended December 31, 2009 from $11.9 million for the three months ended December 31, 2008, primarily due to increases in staff wages. As a percentage of revenue, these expenses decreased to 18.5% from 21.4%, primarily due to the increase in revenue, while leveraging our fixed costs, such as programming staff.

Sales and marketing expenses increased $0.2 million, or 4.9%, to $4.6 million for the three months ended December 31, 2009 from $4.4 million for the three months ended December 31, 2008, primarily due to the hiring of 6 additional personnel. As a percentage of revenue, these expenses decreased to 7.1% from 8.0%, primarily due to the increase in revenue while leveraging our fixed costs, such as marketing staff.

General and administrative expenses increased $0.2 million, or 3.4%, to $5.9 million for the three months ended December 31, 2009 from $5.7 million for the three months ended December 31, 2008, primarily due to increases in staff wages. As a percentage of revenue, these expenses decreased to 9.1% from 10.3%, primarily due to the increase in revenue while leveraging our fixed costs, such as corporate staff.

The Company continued to demonstrate strong cash flow generation and growth during the quarter.  LSI generated $3.7 million of operating cash flow, during the three months ended December 31, 2009.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA, increased $6.3 million, or 303.0%, to $8.4 million for the three months ended December 31, 2009 from $2.1 million for the three months ended December 31, 2008.

Adjusted net income increased $3.1 million, or 357.7%, to $3.9 million for the three months ended December 31, 2009 from $0.8 million for the three months ended December 31, 2008.

Adjusted diluted earnings per share increased $0.11, or 367.7%, to $0.14 for the three months ended December 31, 2009 from $0.03 for the three months ended December 31, 2008, based on approximately 27.7 million and 28.0 million diluted weighted average shares outstanding, respectively.

The Company continues to have a strong balance sheet.  At December 31, 2009, LSI had $61.3 million of cash, current assets of $92.2 million and total assets of $139.7 million.  The Company continues to be debt free with current liabilities of $33.3 million and long-term liabilities of $2.9 million, for total liabilities of $36.2 million at December 31, 2009.  Stockholders’ Equity totaled $103.5 million at December 31, 2009.

Capital expenditures during the three months ended December 31, 2009 were $1.2 million.  We expect capital expenditures to be $3.5 to $4.0 million for the fiscal year ended September 30, 2010.

The management team is providing the following guidance for the next quarter and fiscal year 2010.

We expect GMV for fiscal year 2010 to range from $360 million to $400 million.  We expect GMV for the fiscal second quarter of 2010 to range from $85 million to $95 million.

We expect Adjusted EBITDA for fiscal year 2010 to range from $26 million to $30 million.  We expect Adjusted EBITDA for the fiscal second quarter of 2010 to range from $6.5 million to $8.5 million.

We estimate Adjusted Earnings Per Diluted Share for fiscal year 2010 to range from $0.40 to $0.48.  In the fiscal second quarter of 2010,

we estimate Adjusted Earnings Per Diluted Share to be $0.10 to $0.14.  This guidance reflects the recent impact of our stock repurchase program under which we repurchased 511,082 shares for approximately $5.1 million, during the prior quarter, however it does not assume that we will continue to repurchase shares under the program.  On February 2, 2010, the Company’s Board of Directors approved an additional $10.0 million for the share repurchase program. The Company had $1.0 million remaining in the share repurchase program from the original authorization on December 2, 2008, resulting in $11.0 million currently available.

Our guidance adjusts EBITDA and Diluted EPS for the effects of stock based compensation, which we estimate to be approximately $2.0 million to $2.5 million per quarter for the remaining three quarters of fiscal year 2010.  The Company expects its trend of increasing stock based compensation costs to moderate in fiscal year 2011.

Bill and I will now answer any questions.